EXHIBIT 99.1

Antares Acquisition, LLC

Financial Statements

Three Months Ended March 31, 2024

Antares Acquisition, LLC

Antares Acquisition, LLC
Balance Sheets
March 31, 2024 (Unaudited) and December 31, 2023

	(Unaudited)
	March 31, 2024	December 31, 2023

Assets
Cash	$4,760,000	$93,122
Inventory	88,949,102	86,798,040
Lot deposits	8,414,851	8,919,450
Fixed assets, net	771,432	765,441
Prepaid expense	495,469	613,108
Lease deposits	2,925,393	2,586,322
Operating lease right-of-use asset	—	701
Other assets	626,249	1,750,151
	$106,942,496	$101,526,335

Liabilities and Members' Equity
Accounts payable	$3,671	$1,830,520
Customer deposits	1,025,137	1,033,581
Accrued compensation	423,598	1,431,009
Accrued liabilities	2,671,678	960,817
Warranty reserve	215,204	229,354
State income tax payable	74,946	300,665
Due to Members	13,797,726	13,658,382
Acquisition and construction loans	39,965,452	38,594,634
Operating lease liability	—	701
	58,177,412	58,039,663
Members' Equity	48,765,084	43,486,672
	$106,942,496	$101,526,335

See accompanying notes to financial statements.

Antares Acquisition, LLC
Statements of Operations (Unaudited)
Three Months Ended March 31, 2024 and March 31, 2023

	Three Months Ended
	March 31, 2024	March 31, 2023

Homebuilding Revenues, Net	$42,655,893	$39,226,753
Cost of Revenues
Direct house costs	23,446,471	21,634,816
Lot costs	7,679,875	6,770,573
Interest	807,164	754,376
Closing costs	70,332	51,367
Indirect house costs	298,702	364,503
	32,302,544	29,575,635
Gross Profit	10,353,349	9,651,118
Selling, General and Administrative Expenses	5,042,824	5,115,069
Net Income (Loss) From Operations	5,310,525	4,536,049
Other Income (Expense)
Other income	42,833	23,741
Net Income Before State Taxes	5,353,358	4,559,790
State Income Tax, Current	74,946	48,445
Net Income	$5,278,412	$4,511,345

See accompanying notes to financial statements.

Antares Acquisition, LLC
Statements of Members' Equity (Unaudited)
Three Months Ended March 31, 2024 and March 31, 2023

Members' Equity, December 31, 2023	$43,486,672
Net Income (Loss)	5,278,412
Member Contributions	—
Member Distributions	—
Members' Equity, March 31, 2024	$48,765,084

Members' Equity, December 31, 2022	$40,141,128
Net Income (Loss)	4,511,345
Member Contributions	1,250,000
Member Distributions	(5,900,000)
Members' Equity, March 31, 2023	$40,002,473

See accompanying notes to financial statements.

Antares Acquisition, LLC
Statements of Cash Flows (Unaudited)
Three Months Ended March 31, 2024 and March 31, 2023

	Three Months Ended
	March 31, 2024	March 31, 2023

Cash Flows From Operating Activities
Net income (loss)	$5,278,412	$4,511,345
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	108,339	56,364
(Increase) decrease in assets:
Inventories	(2,151,062)	(46,653)
Lot deposits	504,599	1,288,643
Prepaid expense	117,639	(287,565)
Other assets	1,123,902	(91,147)
Increase (decrease) in liabilities:
Accounts payable	(1,826,849)	(1,524,206)
Customer deposits	(8,444)	424,733
Accrued compensation	(1,007,411)	246,629
Accrued liabilities	1,710,861	(729,140)
Warranty reserve	(14,150)	77,121
State income tax payable	(225,719)	48,445
Due to members	139,344	4,338,158
Acquisition and construction loans	1,370,818	(397,150)
Net Cash Provided (Used) by Operating Activities	5,120,279	7,915,577
Cash Flows From Investing Activities
Purchase of fixed assets	(114,330)	(163,192)
Additions to lease deposits	(339,071)	(2,279,813)
Net Cash Provided (Used) by Investing Activities	(453,401)	(2,443,005)
Cash Flows From Financing Activities
Member contributions	—	1,250,000
Member distributions	—	(5,900,000)
Net Cash Provided (Used) by Financing Activities	—	(4,650,000)
Net Increase (Decrease) In Cash	4,666,878	822,572
Cash and Cash Overdraft, Beginning of Period	93,122	(607,125)
Cash, End of Period	$4,760,000	$215,447

Supplemental Disclosures
State income taxes paid	$300,665	$—

See accompanying notes to financial statements.

Antares Acquisition, LLC

Notes To Financial Statements (Unaudited)

Note 1 - Nature of Business and Significant Accounting Policies

Nature of Business

Antares Acquisition, LLC (“the Company”) is a Texas limited liability company. The Company’s operations consist primarily of acquiring developed lots in subdivisions throughout Johnson, Kaufman, Hood, Denton, Ellis, Parker and Tarrant Counties and building single family homes on these lots using standard floor plans ranging from approximately 1,500 to 4,500 square feet. Homes are built in a production environment on both a speculative and a pre-sold basis.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates used in preparing these financial statements include those assumed in computing warranty reserve and net realizable value related to inventory. It is at least reasonably possible that the significant estimates used will change within the next year.

Inventory

Inventory is stated at cost, which is less than or equal to net realizable value. Inventory consists of developed lots, homes under construction, models, and completed homes held for sale. Homes held for sale are classified as inventory until delivered. Inventory costs include lot costs, home construction costs, real estate taxes, and interest related to construction. Common costs prior to construction are typically allocated to individual residential lots on a pro-rata basis, and the costs of residential lots are transferred to construction in progress when home construction begins. Inventory is reviewed for impairment when events or changes in circumstances indicate that its carrying value may not be recoverable. For the three months ended March 31, 2024 and March 31, 2023, the Company recorded no impairment charges.

Revenue and Cost Recognition

Revenue from homebuilding is recognized at a single point in time upon closing the sale when title to and possession of the home is transferred to the customer. A deposit is received from the customer when a contract is signed, with the remaining transaction price due at the time of closing. Customer deposits are recognized as liabilities. The length of time between when the building of a house commences and the closing occurs does not usually exceed 12 months. Homebuilding revenues are recorded net of incentives. Homebuilding net revenues were $42,655,893 and $39,226,753 for the three months ended March 31, 2024 and March 31, 2023, respectively.

Capitalized construction costs are charged to earnings at the time of closing. Construction overhead and selling expenses are expensed as incurred. Sales commissions are expensed as incurred and are included in selling, general, and administrative costs.

Depreciation

Property and equipment are recorded at cost, and depreciated over the estimated useful lives using the straight- line method. The estimated useful life is three years. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts, and any gains or losses are reflected in the accompanying statement of operations. Depreciation expense was $108,339 and $56,364 for the three months ended March 31, 2024 and March 31, 2023, respectively.

Antares Acquisition, LLC

Notes To Financial Statements (Unaudited)

Note 1 - Nature of Business and Significant Accounting Policies, Continued

Customer Deposits

The Company receives customer deposits on sold but undelivered homes, resulting in contract liabilities. Outstanding customer deposits were $1,025,137 and $1,033,581 as of March 31, 2024 and December 31, 2023, respectively. Substantially all of the Company’s home sales are scheduled to close and be recorded to revenue within one year from the date of receiving a customer deposit.

Deferred Loan Costs

Deferred loan costs represent annual renewal fees on the line of credit. These costs are reported on the balance sheet as a direct deduction from the face amount of debt. These costs are amortized over the annual renewal period to interest expense using the straight-line method. Amortization recorded to interest expense was $0 and $69,338 for the three months ended March 31, 2024 and March 31, 2023, respectively.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense was $334,372 and $526,861 for the three months ended March 31, 2024 and March 31, 2023, respectively.

Warranty Costs

Estimated future warranty costs are charged to cost of sales in the period when the revenues from home closings are recognized. Such estimated warranty costs are accrued as a percentage of the selling price at the time the house closes. Additional warranty costs are charged to cost of sales as necessary based on management’s estimate. Estimated future warranty costs include costs associated with the Limited Warranty provided to the homebuyer and the Company’s potential warranty obligations pursuant to various state laws. The length of the Company’s obligation ranges in time from one to ten years depending on the component of the home warranted.

Income Taxes

The Company does not incur federal income taxes; instead, its earnings are included in the Members’ income tax returns and taxed depending on the Members’ tax situation. The Company incurs Texas State Franchise taxes which are classified as income taxes in the Statement of Operations.

With respect to uncertain tax positions, the Company’s management believes their positions comply with applicable laws and they periodically evaluate exposures associated with tax filing positions. Consequently, no liability is recognized in the accompanying balance sheet for uncertain tax positions. If incurred, penalties and interest assessed by income taxing authorities are included in penalties or interest expense. With few exceptions, the Company is no longer subject to U.S. federal and state examinations by taxing authorities for years before 2020.

Variable Interest Entities

The Company has elected the consolidation accounting policy not to evaluate qualifying entities under the variable interest entity (VIE) guidance in FASB ASC. Qualifying entities represent certain entities under common control.

Antares Acquisition, LLC

Notes To Financial Statements (Unaudited)

Note 1 - Nature of Business and Significant Accounting Policies, Continued

Leases

The Company assesses whether an arrangement qualifies as a lease based on if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company assesses at inception and only reassesses its determination if the terms and conditions of the arrangement are changed. The Company’s leases, consisting entirely of operating leases, are recorded on the balance sheet as operating lease right-of-use assets and liabilities. Only lease options that the Company believes are reasonably certain to exercise are included in the measurement of the lease assets and liabilities. Operating lease liabilities are initially recognized based on the net present value of the lease payments through the lease term. To calculate the net present value, the Company has elected to use the risk-free rate of interest. Right-of-use assets are recognized based on operating lease liabilities. Under the operating lease model, lease payments are expensed on a straight-line basis over the lease term.

The Company has elected to account for lease components and non-lease components as a single lease component. Variable lease payment amounts that cannot be determined at the commencement of the lease such as increases in lease payments based on changes in index rates or usage, are not included in the right of use assets or lease liabilities. These are expensed as incurred.

The Company has elected to apply the short-term lease exemption to all leases with an initial term of 12 months or less. Leases with an initial term of 12 months or less are not recorded on the balance sheet and lease expense is recognized in the statement of operations for these leases on a straight-line basis over the lease term.

Credit Losses

The Company is exposed to credit losses primarily through its vendors. The Company assesses and monitors each counterparty’s ability to pay amounts owed by considering contractual terms and conditions, the counterparty’s financial condition, macroeconomic factors, and business strategy. The assets exposed to credit losses consist primarily of vendor rebate receivables. Counterparties associated with these assets are generally highly rated. There were no allowances on the aforementioned assets as March 31, 2024 and December 31, 2023.

Note 2 - Inventory

Inventory consists of the following:

	March 31, 2024	December 31, 2023
Land under development	$1,346,324	$—
Lot inventory	29,546,722	21,562,287
Homes under construction - contract building	9,201,555	9,055,143
Homes under construction - speculative	15,479,682	24,340,997
Homes under construction - models	372,001	309,095
Completed homes - contract building	5,469,299	3,680,855
Completed homes - speculative	27,533,519	27,768,743
Completed homes - models	—	80,920
	$88,949,102	$86,798,040

Antares Acquisition, LLC

Notes To Financial Statements (Unaudited)

Note 3 - Fixed Assets

Fixed assets consist of the following:

	March 31, 2024	December 31, 2023
Computer equipment	$381,288	$381,288
Leasehold improvements	228,985	228,930
Model furniture	2,222,732	2,108,457
Office furniture and fixtures	100,463	100,463
Software	16,576	16,576
Trailer	7,880	7,880
	2,957,924	2,843,594
Less: accumulated depreciation	(2,186,492)	(2,078,153)
	$771,432	$765,441

Note 4 - Other Assets

Other receivables consist of the following:	March 31, 2024	December 31, 2023
Receivables due from bank	$—	$915,919
Accrued rebate	346,211	475,401
Due from Landsea Homes Corporation	280,038	—
Other receivables and reimbursements	—	358,831
	$626,249	$1,750,151

Note 5 - Warranty Reserve

Changes in warranty reserve consist of the following:

	Three Months Ended
	March 31, 2024	March 31, 2023
Balance, beginning of three-month period	$229,354	$189,216
Warranties accrued during the period	76,911	137,294
Charges during the period	(91,061)	(60,173)
Balance, end of three-month period	$215,204	$266,337

Note 6 - Acquisition and Construction Loans

Acquisition and construction loans include outstanding borrowings under three bank lines of credit and three other bank commitments as of March 31, 2024. The maximum borrowings of the lines of credit and commitments totaled $178,872,117 as of March 31, 2024, of which the unused portion was $138,906,665. The loans outstanding bear interest based on Wall Street Journal prime rate with interest rates ranging from 8.18% to 9% per annum at March 31, 2024. The loans are secured by inventory and certain loans require personal guarantees of the Members. The Company is required to make loan payments as collateral is sold to obtain a release of the lien on the property being sold. Accrued interest is payable each month. Each of the loans contain certain restrictive covenants, including maintenance of certain financial ratios as defined in the respective agreement. The Company has deferred loan costs of $0 related to the lines of credit as of March 31, 2024.

Antares Acquisition, LLC

Notes To Financial Statements (Unaudited)

Note 6 - Acquisition and Construction Loans, Continued

Acquisition and construction loans include outstanding borrowings under three bank lines of credit and four other bank commitments as of December 31, 2023. The maximum borrowings of the lines of credit and commitments totaled $208,872,117 as of December 31, 2023, of which the unused portion was $170,277,483. The loans outstanding bear interest based on Wall Street Journal prime rate with interest rates ranging from 8.18% to 9% per annum at December 31, 2023. The loans are secured by inventory and certain loans require personal guarantees of the Members. The Company is required to make loan payments as collateral is sold to obtain a release of the lien on the property being sold. Accrued interest is payable each month. Each of the loans contain certain restrictive covenants, including maintenance of certain financial ratios as defined in the respective agreement. The Company has deferred loan costs of $0 related to the lines of credit as of December 31, 2023.

Note 7 - Interest Cost

Interest costs charged to operations consist of the following:

	Three Months Ended
	March 31, 2024	March 31, 2023
Interest incurred	$1,071,084	$1,479,385
(Increase) decrease in costs capitalized	(95,955)	(604,361)
Interest charged to operations	$975,129	$875,024

Interest costs directly related to, and incurred during, a project’s construction period are capitalized. Capitalized interest was $1,999,517 as of March 31, 2024 and $1,987,915 as of December 31, 2023. Interest paid was $792,695 and $1,479,385 for the three-month period ended March 31, 2024 and March 31, 2023, respectively.

Note 8 - Lease Commitments

The Company leases its corporate office space from an affiliate under common ownership on a monthly basis. The Company leases model homes for six-month periods from an affiliate under common ownership in connection with sale-leaseback agreements. See Sale-Leaseback Transactions below and Note 10. The Company leases storage space under a monthly operating lease. The Company also leased office equipment under a noncancellable operating lease which expired January 2024. Rent expense totaled $194,491 and $126,917 for the three months ended March 31, 2024 and March 31, 2023. See Note 9.

The following table provides lease costs included in operating expense and cash flow information:

	Three Months Ended
	March 31, 2024	March 31, 2023
Operating lease costs	$702	$2,106
Short-term lease costs	188,119	123,162
Variable lease costs	5,670	1,649
	$194,491	$126,917

Cash paid for operating lease liabilities	$702	$2,106

The weighted average remaining lease term was 13 months and the weighted average discount rate was 1.5% as of December 31, 2023. The Company has only short-term leases as of March 31, 2024.

Antares Acquisition, LLC

Notes To Financial Statements (Unaudited)

Note 8 - Lease Commitments, Continued

Sale-Leaseback Transactions

During the three months ended March 31, 2024, the Company sold two model homes to an affiliate under common ownership and entered into lease agreements in connection with the sales. The Company recognized sales revenue of $1,384,857, and the Company recognized gross profit of $381,319 on the sale and leaseback transactions for the three months ended March 31, 2024.

During the three months ended March 31, 2023, the Company sold 13 model homes to an affiliate under common ownership and entered into lease agreements in connection with the sales. The Company recognized sales revenue of $5,983,251, and the Company recognized gross profit of $2,015,080 on the sale and leaseback transactions for the three months ended March 31, 2023.

In connection with the sale of these model homes, the Company entered into lease agreements for the model homes with the affiliate purchaser (the “Leases”), which commenced on dates ranging from February 8, 2023 to July 26, 2023. The Leases provide the Company with use of the model homes for an initial term of six months with an automatic 30 day renewal. The rent payments are variable and consist only of executory costs. The Leases require the Company to pay all executory costs (such as property taxes, maintenance, and insurance). The executory costs were not determinable at the lease commencement and were not included in the measurement of lease assets and liabilities. Rent expense under these leases was $162,196 and $91,712 for the three months ended March 31, 2024 and March 31, 2023, respectively.

Note 9 - Forward Mortgage Commitment

The Company has multiple forward mortgage commitments with an issuer, an affiliate under common ownership. The forward commitments provide for the buy down of the mortgage interest rate on future home sales as an incentive to potential home buyers. As of March 31, 2024, the Company had an open commitment letter for coverage of $3,607,554 on GNMA loans; a committed rate of 5.5%; and an expiration date of May 15, 2024. As of December 31, 2023, the Company had an open commitment letter for coverage of $7,500,000 on GNMA loans; a committed rate of 4.875%; and an expiration date of March 1, 2024. The Company had a prepaid, unused balance with the issuer of $168,000 and $480,000 as of March 31, 2024 and December 31, 2023, respectively, which is included in prepaid expense on the balance sheet. At expiration, the unused balance may be refunded, depending on interest rates.

Note 10 - Related Party Transactions

The Company has elected to apply the accounting alternative provided to private companies in FASB ASC 810 for certain entities under common control. As a result, the Company has not evaluated the following entities under common control in accordance with the guidance in the variable interest entities subsection of FASB ASC 810. The Company purchases developed lots from an affiliate under common ownership. The Company purchased a 12 lots at a total cost of $660,000 and 16 lots at a total cost of $880,000 for the three months ended March 31, 2024 and March 31, 2023, respectively. The Company also pays monthly rent for its corporate office space to an affiliate under common ownership. Rent expense paid to the affiliate was $17,200 and $17,200 for the three months ended March 31, 2024 and March 31, 2023, respectively.

The Company routinely receives and pays back advances from its Members through Due to Members. The net amount advanced to the Members was $139,344 and $4,338,158 for three months ended March 31, 2024 and March 31, 2023, respectively. The balance due to the Members was $13,797,762 and $13,658,382 at March 31, 2024 and December 31, 2023.

Antares Acquisition, LLC

Notes To Financial Statements (Unaudited)

Note 10 - Related Party Transactions, Continued

During the three months ended March 31, 2024, the Company sold two model homes to an affiliate under common ownership and entered into lease agreements in connection with the sales. The Company recognized sales revenue of $1,384,857, and the Company recognized gross profit of $381,319 on the sale and leaseback transactions for the three months ended March 31, 2024. During the three months ended March 31, 2023, the Company sold 13 model homes to an affiliate under common ownership and entered into lease agreements in connection with the sales. The Company recognized sales revenue of $5,983,251, and the Company recognized gross profit of $2,015,080 on the sale and leaseback transactions for the three months ended March 31, 2023. The Company has lease deposits of $2,925,393 and $2,586,322 as of March 31, 2024 and December 31, 2023, respectively. The Company paid rent of $162,196 and $91,712 for the three months ended March 31, 2024 and March 31, 2023, respectively, which is included in Selling, General, and Administrative Expenses. See Note 8.

The Company has multiple forward mortgage commitments with an issuer, an affiliate under common ownership. The Company had a prepaid, unused balance with the issuer of $168,000 and $480,000 as of March 31, 2024 and December 31, 2023, respectively, which is included in prepaid expense on the balance sheet. See Note 9.

The Company pays payroll for an affiliate under common ownership and is reimbursed. The payroll for the affiliate and the reimbursement was $9,237 and $8,088 for the three months ended March 31, 2024 and March 31, 2023, respectively. The Company also pays a land consulting fees to an affiliate under common ownership. The consulting fee totaled $31,751 and $30,000 for the three months ended March 31, 2024 and March 31, 2023, respectively. The Company had a related payable of $0 and $21,751 as of March 31, 2024 and December 31, 2023, respectively, which is included in accounts payable.

Note 11 - Concentrations

The Company’s ongoing business operations are dependent upon the availability of lots, building materials and subcontractors, which may be available from a limited number of sources.

The Company maintains cash balances with financial institutions, which, at times, may exceed federally insured limits. Uninsured balances at the financial institutions totaled $4,478,578 and $0 at March 31, 2024 and December 31, 2023, respectively.

Note 12 - Retirement Plan

The Company sponsors a defined contribution plan as defined by Section 401(k) of the Internal Revenue Code. The retirement savings plan expense to the Company was $0 and $0 for the three months ended March 31, 2024 and March 31, 2023, respectively.

Note 13 - Subsequent Events

Management has evaluated subsequent events through July 17, 2024, the date which the financial statements were available to be issued. In April 2024, the Company was acquired by Landsea Homes Corporation, a company engaged in the acquisition, development, and sale of homes and lots. The acquisition was for approximately $239.8 million (subject to certain customary post-closing adjustments) using a combination of cash on hand and borrowings, and included repayment of approximately $40.2 million of the Company’s debt. The determination of the purchase accounting is in process as of the date of these financial statements.